EXHIBIT 32.2

CERTIFICATION

In connection with the Quarterly Report of MobileSmith, Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2018, as filed with the Securities and Exchange Commission (the "Report"), I, Gleb Mikhailov, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2018

/s/ Gleb Mikhailov
Gleb Mikhailov
Chief Financial Officer (Principal Financial and Accounting Officer)